SUBSIDIARIES OF REGAL-BELOIT CORPORATION

                             Jurisdiction of
Subsidiary                     Organization        Equity Owners (Including %)
----------                     ------------        ---------------------------

Marathon Electric
  Manufacturing Corporation    Wisconsin         Regal-Beloit Corporation (100%)

Leeson Electric Corporation    Wisconsin         Regal-Beloit Corporation (100%)

Hub City, Inc.                 Delaware          Regal-Beloit Corporation (100%)

Marathon Special Products
  Corporation                  Ohio              Marathon Electric Manufacturing
                                                  Corporation (100%)

Thomson Technology, Inc.       British Columbia  Regal-Beloit Holdings, Inc.
                                 (Canada)          (100%)

Leeson Canada, Inc.            Ontario (Canada)  Leeson Electric Corporation
                                                   (100%)

Mastergear GmbH                Germany           Regal-Beloit Corporation (100%)

Opperman Mastergear Limited    United Kingdom    Regal-Beloit Corporation (100%)

Costruzioni Meccaniche
  Legnanesi                    Italy             Regal-Beloit Corporation (100%)

New York Twist Drill, Inc.     Delaware          Regal-Beloit Corporation (100%)

Regal-Beloit Foreign Sales
  Corporation                  Barbados          Regal-Beloit Corporation (100%)

Regal-Beloit Flight
  Services, Inc.               Wisconsin         Marathon Electric Manufacturing
                                                   Corporation (60%)
                                                 Regal-Beloit Corporation (40%)

Regal-Beloit Holdings Ltd.     Yukon Territory   Regal-Beloit Corporation (100%)
                                (Canada)
Marathon Redevelopment
  Corporation                  Missouri          Marathon Electric Manufacturing
                                                  Corporation (100%)
Marathon Electric Far
  East Pte Ltd.                Singapore         Marathon Electric Manufacturing
                                                  Corporation (100%)

Thomson Finance, Ltd.          British Columbia  Regal-Beloit Holdings, Inc,
                                (Canada)          (100%)

Patent Holdings Ltd.           British Columbia  Regal-Beloit Holdings, Ltd.
                                (Canada)          (100%)

Leeson Electric
  International, Inc.          Wisconsin         Leeson Electric Corporation
                                                  (100%)

Shanghai Marathon GeXin
  Electric Company Ltd.        China             Marathon Electric Manufacturing
                                                  Corporation (55%)